Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 21, 2024
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2024 Earnings

WESTERLY, R.I., October 21, 2024 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced third quarter 2024 net income of $11.0 million, or $0.64 per diluted share, compared to net income of $10.8 million, or $0.63 per diluted share, for the second quarter of 2024.

“Washington Trust’s third quarter results remained steady, demonstrating the strength of our diversified business model, and commitment to our customers,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We continue to carefully manage our balance sheet, while focusing on our customers, who rely on us for financial solutions and trusted advice. During the quarter, we expanded our presence in Providence, opening a new full-service branch in Olneyville.”

Selected financial highlights for the third quarter of 2024 include:
•Returns on average equity and average assets for the third quarter were 8.99% and 0.60%, respectively, compared to 9.43% and 0.60%, respectively, for the prior quarter.
•The net interest margin was 1.85% in the third quarter, compared to 1.83% in the preceding quarter.
•Asset and credit quality metrics remain solid. A provision for credit losses of $200 thousand was recognized for the third quarter, down by $300 thousand from the second quarter.
•Wealth management revenues increased by 3% from the preceding quarter. End of period assets under administration ("AUA") eclipsed $7 billion and was up by 4% from the end of the second quarter.
•Total loans amounted to $5.5 billion, down by 2% from June 30, 2024.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to an all-time high of $4.8 billion, up by 3% from June 30, 2024.

Washington Trust
October 21, 2024
Net Interest Income
Net interest income was $32.3 million for the third quarter of 2024, up by $677 thousand, or 2%, from the second quarter of 2024. The net interest margin was 1.85% for the third quarter, an increase of 2 basis points from the preceding quarter. Linked quarter changes included:
•Average interest-earning assets increased by $25 million, reflecting an increase of $132 million in deposits at correspondent banks, partially offset by decreases in loans and securities. The yield on interest-earning assets for the third quarter was 4.99%, up by 2 basis points from the preceding quarter.
•Average interest-bearing liabilities increased by $2 million, as in-market deposits increased by $35 million while wholesale funding balances decreased by $33 million. The cost of interest-bearing liabilities for the third quarter of 2024 was 3.70%, up by 2 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $16.3 million for the third quarter of 2024, down by $388 thousand, or 2%, from the second quarter of 2024. Included in other noninterest income in the second quarter of 2024 was a net gain of $988 thousand recognized on the sale of a bank-owned operations facility. Excluding this item, noninterest income was up by $600 thousand, or 4%, from the preceding quarter. Linked quarter changes included:
•Wealth management revenues amounted to $10.0 million in the third quarter of 2024, up by $311 thousand, or 3%. This included an increase in asset-based revenues of $531 thousand, or 6%, which was partially offset by a decrease in transaction-based revenues of $220 thousand, or 50%. The decline in transaction-based revenues was largely due to seasonal tax servicing fee income concentrated in the second quarter. The end of period AUA balance at September 30, 2024 amounted to $7.1 billion, up by $249 million, or 4%, from June 30, 2024.
•Mortgage banking revenues totaled $2.9 million for the third quarter of 2024, up by $105 thousand, or 4%. Loans sold amounted to $120.3 million in the third quarter of 2024, up by $10.3 million, or 9%. In both the second and third quarters of 2024, 81% of residential real estate loan originations were originated for sale.

Noninterest Expense
Noninterest expense totaled $34.5 million for the third quarter of 2024, up by $594 thousand, or 2%, from the second quarter of 2024. This included an increase in advertising and promotion expense of $196 thousand, or 30%, due to timing of such activities. The remaining increase in noninterest expense included modest changes across a variety of expense categories.

Income Tax
Income tax expense totaled $2.8 million for the third quarter of 2024, down by $171 thousand from the preceding quarter. The effective tax rate for the third quarter of 2024 was 20.6%, down from 21.8% in the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2024 effective tax rate to be approximately 21%.

Washington Trust
October 21, 2024
Investment Securities
The securities portfolio totaled $973 million at September 30, 2024, up by $21 million, or 2%, from June 30, 2024, reflecting an increase of $41 million in the fair value of available for sale securities, partially offset by routine pay-downs. The securities portfolio represented 14% of total assets at September 30, 2024, compared to 13% of total assets at June 30, 2024.

Loans
Total loans amounted to $5.5 billion at September 30, 2024, down by $114 million, or 2%, from the end of the preceding quarter. These changes included:
•Commercial loans decreased by $82 million, or 3%.
•Residential real estate loans decreased by $29 million, or 1%.
•The consumer loan portfolio decreased by $3 million, or 1%.

Deposits and Borrowings
Total deposits amounted to $5.2 billion at September 30, 2024, compared to $5.0 billion at the end of the preceding quarter. Uninsured deposits, after exclusions (as detailed in the financial tables below) amounted to $1.1 billion, or 20% of total deposits, at September 30, 2024.

In-market deposits, which exclude wholesale brokered deposits, amounted to $4.8 billion at September 30, 2024, up by $155 million, or 3%, from June 30, 2024. As of September 30, 2024, in-market deposits were approximately 59% retail and 41% commercial. The average size of our in-market deposit accounts was approximately $36 thousand at September 30, 2024.

Wholesale brokered deposits amounted to $380 million and were up by $41 million, or 12%, from June 30, 2024.

FHLB advances totaled $1.3 billion at September 30, 2024, down by $250 million, or 16%, from June 30, 2024. As of September 30, 2024, contingent liquidity amounted to $1.7 billion and consisted of noninterest-bearing cash, unencumbered securities, and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $31.1 million, or 0.56% of total loans, at September 30, 2024, compared to $30.5 million, or 0.54% of total loans, at June 30, 2024. The composition of nonaccrual loans at September 30, 2024 was 61% commercial and 39% residential and consumer.

Past due loans were $20.3 million, or 0.37% of total loans, at September 30, 2024, compared to $11.9 million, or 0.21% of total loans, at June 30, 2024. The increase in past due loans was largely due to one commercial real estate loan that has been on nonaccrual status since the fourth quarter of 2023. The composition of past due loans at September 30, 2024 was 52% commercial and 48% residential and consumer.

The allowance for credit losses ("ACL") on loans amounted to $42.6 million, or 0.77% of total loans, at September 30, 2024, compared to $42.4 million, or 0.75% of total loans, at June 30, 2024. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $1.6 million at September 30, 2024, compared to $1.7 million at June 30, 2024.

Washington Trust
October 21, 2024

The provision for credit losses totaled $200 thousand in the third quarter of 2024, down by $300 thousand from the preceding quarter, largely reflecting the decline in loan balances. Net charge-offs amounted to $48 thousand in the third quarter of 2024, compared to $27 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $502.2 million at September 30, 2024, up by $31.3 million, or 7%, from June 30, 2024. Net income of $11.0 million and an increase of $29.2 million in the accumulated other comprehensive income ("AOCI") component of shareholders' equity were partially offset by $9.7 million in dividend declarations. The increase in AOCI mainly reflected increases in the fair value of available for sale debt securities due to changes in market interest rates.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended September 30, 2024. The dividend was paid on October 11, 2024 to shareholders of record on October 1, 2024.

Capital levels at September 30, 2024 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.21% at September 30, 2024, compared to 11.81% at June 30, 2024. Book value per share was $29.44 at September 30, 2024, compared to $27.61 at June 30, 2024.

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights, and outlook on Tuesday, October 22, 2024 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 539756. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 963764. The audio replay will be available through November 5, 2024. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through December 31, 2024.

Washington Trust
October 21, 2024
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies, and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics;
•regulatory, litigation, and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Assets:
Cash and due from banks	$206,971	$103,877	$102,136	$86,824	$109,432
Short-term investments	3,772	3,654	3,452	3,360	3,577
Mortgage loans held for sale, at fair value	20,864	26,116	25,462	20,077	10,550
Available for sale debt securities, at fair value	973,266	951,828	970,060	1,000,380	958,990
Federal Home Loan Bank stock, at cost	57,439	66,166	55,512	51,893	52,668
Loans:
Total loans	5,514,870	5,629,102	5,685,232	5,647,706	5,611,115
Less: allowance for credit losses on loans	42,630	42,378	41,905	41,057	40,213
Net loans	5,472,240	5,586,724	5,643,327	5,606,649	5,570,902
Premises and equipment, net	32,145	31,866	31,914	32,291	31,976
Operating lease right-of-use assets	27,612	28,387	29,216	29,364	27,882
Investment in bank-owned life insurance	105,998	105,228	104,475	103,736	103,003
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,089	3,295	3,503	3,711	3,919
Other assets	174,266	213,310	216,158	200,653	246,667
Total assets	$7,141,571	$7,184,360	$7,249,124	$7,202,847	$7,183,475
Liabilities:
Deposits:
Noninterest-bearing deposits	$665,706	$645,661	$648,929	$693,746	$773,261
Interest-bearing deposits	4,506,184	4,330,465	4,698,964	4,654,414	4,642,302
Total deposits	5,171,890	4,976,126	5,347,893	5,348,160	5,415,563
Federal Home Loan Bank advances	1,300,000	1,550,000	1,240,000	1,190,000	1,120,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	30,237	31,012	31,837	32,027	30,554
Other liabilities	114,534	133,584	139,793	137,293	163,273
Total liabilities	6,639,342	6,713,403	6,782,204	6,730,161	6,752,071
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	126,698	125,898	126,785	126,150	126,310
Retained earnings	505,654	504,350	503,175	501,917	498,521
Accumulated other comprehensive loss	(117,158)	(146,326)	(148,913)	(141,153)	(178,734)
Treasury stock, at cost	(14,050)	(14,050)	(15,212)	(15,313)	(15,778)
Total shareholders’ equity	502,229	470,957	466,920	472,686	431,404
Total liabilities and shareholders’ equity	$7,141,571	$7,184,360	$7,249,124	$7,202,847	$7,183,475

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Interest income:
Interest and fees on loans	$75,989	$76,240	$75,636	$74,236	$70,896	$227,865	$196,094
Interest on mortgage loans held for sale	366	392	255	255	332	1,013	725
Taxable interest on debt securities	6,795	6,944	7,096	7,191	7,271	20,835	21,868
Dividends on Federal Home Loan Bank stock	1,262	1,124	1,073	982	878	3,459	2,333
Other interest income	3,174	1,297	1,196	1,282	1,344	5,667	3,693
Total interest and dividend income	87,586	85,997	85,256	83,946	80,721	258,839	224,713
Interest expense:
Deposits	37,203	36,713	38,047	37,067	34,069	111,963	83,362
Federal Home Loan Bank advances	17,717	17,296	15,138	13,814	12,497	50,151	35,775
Junior subordinated debentures	404	403	406	411	404	1,213	1,132
Total interest expense	55,324	54,412	53,591	51,292	46,970	163,327	120,269
Net interest income	32,262	31,585	31,665	32,654	33,751	95,512	104,444
Provision for credit losses	200	500	700	1,200	500	1,400	2,000
Net interest income after provision for credit losses	32,062	31,085	30,965	31,454	33,251	94,112	102,444
Noninterest income:
Wealth management revenues	9,989	9,678	9,338	8,881	8,948	29,005	26,659
Mortgage banking revenues	2,866	2,761	2,506	1,554	2,108	8,133	5,106
Card interchange fees	1,321	1,275	1,145	1,254	1,267	3,741	3,667
Service charges on deposit accounts	784	769	685	688	674	2,238	2,118
Loan related derivative income	126	49	284	112	1,082	459	1,278
Income from bank-owned life insurance	770	753	739	734	710	2,262	2,754
Other income	416	1,375	2,466	83	437	4,257	1,252
Total noninterest income	16,272	16,660	17,163	13,306	15,226	50,095	42,834
Noninterest expense:
Salaries and employee benefits	21,350	21,260	21,775	18,464	21,622	64,385	63,994
Outsourced services	4,185	4,096	3,780	3,667	3,737	12,061	10,854
Net occupancy	2,399	2,397	2,561	2,396	2,387	7,357	7,240
Equipment	924	958	1,020	1,133	1,107	2,902	3,185
Legal, audit, and professional fees	836	741	706	959	1,058	2,283	2,932
FDIC deposit insurance costs	1,402	1,404	1,441	1,239	1,185	4,247	3,428
Advertising and promotion	857	661	548	938	789	2,066	1,624
Amortization of intangibles	206	208	208	208	211	622	635
Other expenses	2,345	2,185	2,324	3,583	2,294	6,854	7,078
Total noninterest expense	34,504	33,910	34,363	32,587	34,390	102,777	100,970
Income before income taxes	13,830	13,835	13,765	12,173	14,087	41,430	44,308
Income tax expense (benefit)	2,849	3,020	2,829	(774)	2,926	8,698	9,079
Net income	$10,981	$10,815	$10,936	$12,947	$11,161	$32,732	$35,229

Net income available to common shareholders	$10,973	$10,807	$10,924	$12,931	$11,140	$32,732	$35,160

Weighted average common shares outstanding:
Basic	17,058	17,052	17,033	17,029	17,019	17,048	17,034
Diluted	17,140	17,110	17,074	17,070	17,041	17,115	17,063
Earnings per common share:
Basic	$0.64	$0.63	$0.64	$0.76	$0.65	$1.92	$2.06
Diluted	$0.64	$0.63	$0.64	$0.76	$0.65	$1.91	$2.06

Cash dividends declared per share	$0.56	$0.56	$0.56	$0.56	$0.56	$1.68	$1.68

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Share and Equity Related Data:
Book value per share	$29.44	$27.61	$27.41	$27.75	$25.35
Tangible book value per share - Non-GAAP (1)	$25.51	$23.67	$23.45	$23.78	$21.36
Market value per share	$32.21	$27.41	$26.88	$32.38	$26.33
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,058	17,058	17,033	17,031	17,019

Capital Ratios (2):
Tier 1 risk-based capital	11.39%	11.01%	10.84%	10.86%	10.77%
Total risk-based capital	12.21%	11.81%	11.62%	11.58%	11.48%
Tier 1 leverage ratio	7.85%	7.82%	7.81%	7.80%	7.87%
Common equity tier 1	10.95%	10.59%	10.42%	10.44%	10.35%

Balance Sheet Ratios:
Equity to assets	7.03%	6.56%	6.44%	6.56%	6.01%
Tangible equity to tangible assets - Non-GAAP (1)	6.15%	5.67%	5.56%	5.68%	5.11%
Loans to deposits (3)	106.2%	112.8%	106.0%	105.2%	103.1%

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Performance Ratios (4):
Net interest margin (5)	1.85%	1.83%	1.84%	1.88%	1.97%	1.84%	2.11%
Return on average assets (net income divided by average assets)	0.60%	0.60%	0.61%	0.71%	0.62%	0.60%	0.68%
Return on average tangible assets - Non-GAAP (1)	0.61%	0.61%	0.61%	0.72%	0.63%	0.61%	0.69%
Return on average equity (net income available for common shareholders divided by average equity)	8.99%	9.43%	9.33%	11.77%	9.65%	9.25%	10.19%
Return on average tangible equity - Non-GAAP (1)	10.43%	11.04%	10.89%	13.93%	11.33%	10.79%	11.95%
Efficiency ratio (6)	71.1%	70.3%	70.4%	70.9%	70.2%	70.6%	68.6%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for September 30, 2024 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,770	$9,239	$9,089	$8,634	$8,683	$28,098	$25,674
Transaction-based revenues	219	439	249	247	265	907	985
Total wealth management revenues	$9,989	$9,678	$9,338	$8,881	$8,948	$29,005	$26,659

Assets Under Administration (AUA):
Balance at beginning of period	$6,803,491	$6,858,322	$6,588,406	$6,131,395	$6,350,260	$6,588,406	$5,961,990
Net investment appreciation (depreciation) & income	372,027	108,529	364,244	503,209	(154,269)	844,800	391,781
Net client asset outflows	(123,110)	(163,360)	(94,328)	(46,198)	(64,596)	(380,798)	(222,376)
Balance at end of period	$7,052,408	$6,803,491	$6,858,322	$6,588,406	$6,131,395	$7,052,408	$6,131,395

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$2,492	$2,205	$1,586	$1,133	$1,746	$6,283	$3,149
Changes in fair value, net (2)	(28)	20	324	(65)	(171)	316	297
Loan servicing fee income, net (3)	402	536	596	486	533	1,534	1,660
Total mortgage banking revenues	$2,866	$2,761	$2,506	$1,554	$2,108	$8,133	$5,106

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$26,317	$26,520	$24,474	$39,827	$161,603	$77,311	$420,065
Originations for sale to secondary market (5)	115,117	110,728	78,098	76,495	78,339	303,943	184,097
Total mortgage loan originations	$141,434	$137,248	$102,572	$116,322	$239,942	$381,254	$604,162

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$17,881	$24,570	$24,057	$28,290	$34,046	$66,508	$79,887
Sold with servicing rights released (5)	102,457	85,482	48,587	39,170	54,575	236,526	102,625
Total mortgage loans sold	$120,338	$110,052	$72,644	$67,460	$88,621	$303,034	$182,512
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Loans:
Commercial real estate (1)	$2,102,091	$2,191,996	$2,158,518	$2,106,359	$2,063,383
Commercial & industrial	566,279	558,075	613,376	605,072	611,565
Total commercial	2,668,370	2,750,071	2,771,894	2,711,431	2,674,948

Residential real estate (2)	2,529,397	2,558,533	2,585,524	2,604,478	2,611,100

Home equity	299,379	302,027	309,302	312,594	305,683
Other	17,724	18,471	18,512	19,203	19,384
Total consumer	317,103	320,498	327,814	331,797	325,067
Total loans	$5,514,870	$5,629,102	$5,685,232	$5,647,706	$5,611,115
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	September 30, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$826,212	39%	$815,975	39%
Massachusetts	650,891	31	645,736	31
Rhode Island	434,111	21	430,899	20
Subtotal	1,911,214	91	1,892,610	90
All other states	190,877	9	213,749	10
Total commercial real estate loans	$2,102,091	100%	$2,106,359	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,857,706	74%	$1,928,206	74%
Rhode Island	488,094	19	481,289	19
Connecticut	155,858	6	165,933	6
Subtotal	2,501,658	99	2,575,428	99
All other states	27,739	1	29,050	1
Total residential real estate loans	$2,529,397	100%	$2,604,478	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	September 30, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family	$540,792	26%	$546,694	26%
Retail	428,217	20	434,913	21
Industrial and warehouse	337,950	16	307,987	15
Office	296,545	14	284,199	13
Hospitality	203,972	10	235,015	11
Healthcare Facility	202,854	10	175,490	8
Mixed-use	29,231	1	49,079	2
Other	62,530	3	72,982	4
Total commercial real estate loans	$2,102,091	100%	$2,106,359	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$131,120	23%	$166,490	28%
Real estate rental and leasing	69,069	12	70,540	12
Transportation and warehousing	56,620	10	63,789	11
Manufacturing	48,239	9	54,905	9
Educational services	42,860	8	41,968	7
Retail trade	41,232	7	43,746	7
Finance and insurance	25,362	4	33,617	6
Information	22,168	4	22,674	4
Arts, entertainment, and recreation	20,557	4	22,249	4
Accommodation and food services	11,693	2	13,502	2
Professional, scientific, and technical services	10,729	2	7,998	1
Public administration	2,570	—	3,019	—
Other	84,060	15	60,575	9
Total commercial & industrial loans	$566,279	100%	$605,072	100%

			Weighted Average		Asset Quality
September 30, 2024	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Non-Owner Occupied Commercial Real Estate Office (inclusive of Construction):
Class A	$112,875	$9,477	59%	1.72x	$106,584	$6,291	$—	$—
Class B	86,421	4,350	67%	1.32x	64,735	—	21,686	18,259
Class C	14,790	2,113	56%	1.39x	14,790	—	—	—
Medical Office	56,124	7,525	70%	1.33x	56,124	—	—	—
Lab Space	26,335	23,460	91%	1.20x	5,817	—	20,518	—
Total office (1)	$296,545	$6,584	68%	1.45x	$248,050	$6,291	$42,204	$18,259
(1)Approximately 68% of the total commercial real estate office balance of $297 million is secured by income producing properties located in suburban areas. Additionally, approximately 40% of the total commercial real estate office balance is scheduled to mature before September 30, 2026.
(2)The balance of commercial real estate office consists of 49 loans.
(3)Does not include $26.1 million of unfunded commitments.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Deposits:
Noninterest-bearing demand deposits	$665,706	$645,661	$648,929	$693,746	$773,261
Interest-bearing demand deposits (in-market)	596,319	532,316	536,923	504,959	490,217
NOW accounts	685,531	722,797	735,617	767,036	745,778
Money market accounts	1,146,426	1,086,088	1,111,510	1,096,959	1,111,797
Savings accounts	490,285	485,208	484,678	497,223	514,526
Time deposits (in-market)	1,207,626	1,164,839	1,156,516	1,134,187	1,111,942
In-market deposits	4,791,893	4,636,909	4,674,173	4,694,110	4,747,521
Wholesale brokered time deposits	379,997	339,217	673,720	654,050	668,042
Total deposits	$5,171,890	$4,976,126	$5,347,893	$5,348,160	$5,415,563

	September 30, 2024		December 31, 2023
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,360,176	26%	$1,260,672	24%
Less: affiliate deposits (2)	101,028	2	92,645	2
Uninsured deposits, excluding affiliate deposits	1,259,148	24	1,168,027	22
Less: fully-collateralized preferred deposits (3)	205,668	4	204,327	4
Uninsured deposits, after exclusions	$1,053,480	20%	$963,700	18%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Sep 30, 2024	Dec 31, 2023
Contingent Liquidity:
Federal Home Loan Bank of Boston	$930,951	$1,086,607
Federal Reserve Bank of Boston	85,009	65,759
Noninterest-bearing cash	33,694	54,970
Unencumbered securities	662,991	680,857
Total	$1,712,645	$1,888,193

Percentage of total contingent liquidity to uninsured deposits	125.9%	149.8%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	162.6%	195.9%

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Asset Quality Ratios:
Nonperforming assets to total assets	0.44%	0.43%	0.43%	0.63%	0.48%
Nonaccrual loans to total loans	0.56%	0.54%	0.54%	0.79%	0.60%
Total past due loans to total loans	0.37%	0.21%	0.18%	0.20%	0.17%
Allowance for credit losses on loans to nonaccrual loans	136.89%	139.04%	136.45%	92.02%	119.50%
Allowance for credit losses on loans to total loans	0.77%	0.75%	0.74%	0.73%	0.72%

Nonperforming Assets:
Commercial real estate	$18,259	$18,390	$18,729	$32,827	$22,609
Commercial & industrial	616	642	668	682	696
Total commercial	18,875	19,032	19,397	33,509	23,305
Residential real estate	10,517	9,744	9,722	9,626	9,446
Home equity	1,750	1,703	1,591	1,483	901
Other consumer	—	—	—	—	—
Total consumer	1,750	1,703	1,591	1,483	901
Total nonaccrual loans	31,142	30,479	30,710	44,618	33,652
Other real estate owned	—	683	683	683	683
Total nonperforming assets	$31,142	$31,162	$31,393	$45,301	$34,335

Past Due Loans (30 days or more past due):
Commercial real estate	$10,476	$—	$—	$—	$—
Commercial & industrial	3	2	270	10	4
Total commercial	10,479	2	270	10	4
Residential real estate	6,947	8,534	6,858	8,116	7,785
Home equity	2,800	3,324	2,879	3,196	1,925
Other consumer	75	20	32	23	19
Total consumer	2,875	3,344	2,911	3,219	1,944
Total past due loans	$20,301	$11,880	$10,039	$11,345	$9,733

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$18,119	$8,409	$5,111	$6,877	$5,710

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Nonaccrual Loan Activity:
Balance at beginning of period	$30,479	$30,710	$44,618	$33,652	$10,407	$44,618	$12,846
Additions to nonaccrual status	1,880	556	431	12,018	25,088	2,867	28,258
Loans returned to accruing status	(268)	(369)	(13,764)	—	(197)	(14,401)	(1,636)
Loans charged-off	(59)	(53)	(70)	(420)	(44)	(182)	(157)
Loans transferred to other real estate owned	—	—	—	—	—	—	(683)
Payments, payoffs, and other changes	(890)	(365)	(505)	(632)	(1,602)	(1,760)	(4,976)
Balance at end of period	$31,142	$30,479	$30,710	$44,618	$33,652	$31,142	$33,652

Allowance for Credit Losses on Loans:
Balance at beginning of period	$42,378	$41,905	$41,057	$40,213	$39,343	$41,057	$38,027
Provision for credit losses on loans (1)	300	500	900	1,250	900	1,700	2,300
Charge-offs	(59)	(53)	(70)	(420)	(44)	(182)	(157)
Recoveries	11	26	18	14	14	55	43
Balance at end of period	$42,630	$42,378	$41,905	$41,057	$40,213	$42,630	$40,213

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,740	$1,740	$1,940	$1,990	$2,390	$1,940	$2,290
Provision for credit losses on unfunded commitments (1)	(100)	—	(200)	(50)	(400)	(300)	(300)
Balance at end of period (2)	$1,640	$1,740	$1,740	$1,940	$1,990	$1,640	$1,990
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$—	$373	$—	$—	$—
Commercial & industrial	2	4	(1)	10	4	5	15
Total commercial	2	4	(1)	383	4	5	15
Residential real estate	—	—	—	(3)	—	—	—
Home equity	(1)	(6)	(1)	—	(7)	(8)	(10)
Other consumer	47	29	54	26	33	130	109
Total consumer	46	23	53	26	26	122	99
Total	$48	$27	$52	$406	$30	$127	$114

Net charge-offs to average loans - annualized	—%	—%	—%	0.03%	—%	—%	—%

The following tables present daily average balance, interest, and yield/rate information, as well as net interest margin on an FTE basis. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities, changes in fair value on mortgage loans held for sale, and basis adjustments associated with fair value hedges are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	September 30, 2024			June 30, 2024			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$229,326	$3,174	5.51%	$96,934	$1,297	5.38%	$132,392	$1,877	0.13%
Mortgage loans held for sale	21,899	366	6.65	22,755	392	6.93	(856)	(26)	(0.28)
Taxable debt securities	1,109,699	6,794	2.44	1,129,573	6,944	2.47	(19,874)	(150)	(0.03)
Nontaxable debt securities	85	1	4.68	—	—	—	85	1	4.68
Total securities	1,109,784	6,795	2.44	1,129,573	6,944	2.47	(19,789)	(149)	(0.03)
FHLB stock	62,420	1,262	8.04	60,354	1,124	7.49	2,066	138	0.55
Commercial real estate	2,143,466	34,518	6.41	2,167,785	34,707	6.44	(24,319)	(189)	(0.03)
Commercial & industrial	573,400	9,368	6.50	602,786	9,837	6.56	(29,386)	(469)	(0.06)
Total commercial	2,716,866	43,886	6.43	2,770,571	44,544	6.47	(53,705)	(658)	(0.04)
Residential real estate	2,542,939	26,568	4.16	2,569,945	26,473	4.14	(27,006)	95	0.02
Home equity	299,227	5,554	7.38	306,703	5,211	6.83	(7,476)	343	0.55
Other	18,097	215	4.73	18,375	239	5.23	(278)	(24)	(0.50)
Total consumer	317,324	5,769	7.23	325,078	5,450	6.74	(7,754)	319	0.49
Total loans	5,577,129	76,223	5.44	5,665,594	76,467	5.43	(88,465)	(244)	0.01
Total interest-earning assets	7,000,558	87,820	4.99	6,975,210	86,224	4.97	25,348	1,596	0.02
Noninterest-earning assets	254,008			252,268			1,740
Total assets	$7,254,566			$7,227,478			$27,088
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$556,245	$6,288	4.50%	$536,752	$6,064	4.54%	$19,493	$224	(0.04%)
NOW accounts	693,724	405	0.23	712,874	388	0.22	(19,150)	17	0.01
Money market accounts	1,122,649	11,221	3.98	1,120,333	10,934	3.93	2,316	287	0.05
Savings accounts	484,068	984	0.81	482,674	803	0.67	1,394	181	0.14
Time deposits (in-market)	1,188,452	12,234	4.10	1,157,962	11,802	4.10	30,490	432	—
Interest-bearing in-market deposits	4,045,138	31,132	3.06	4,010,595	29,991	3.01	34,543	1,141	0.05
Wholesale brokered time deposits	458,114	6,071	5.27	517,424	6,722	5.23	(59,310)	(651)	0.04
Total interest-bearing deposits	4,503,252	37,203	3.29	4,528,019	36,713	3.26	(24,767)	490	0.03
FHLB advances	1,423,804	17,717	4.95	1,397,143	17,296	4.98	26,661	421	(0.03)
Junior subordinated debentures	22,681	404	7.09	22,681	403	7.15	—	1	(0.06)
Total interest-bearing liabilities	5,949,737	55,324	3.70	5,947,843	54,412	3.68	1,894	912	0.02
Noninterest-bearing demand deposits	673,113			652,189			20,924
Other liabilities	146,045			166,487			(20,442)
Shareholders' equity	485,654			460,959			24,695
Total liabilities and shareholders' equity	$7,254,549			$7,227,478			$27,071
Net interest income (FTE)		$32,496			$31,812			$684
Interest rate spread			1.29%			1.29%			—%
Net interest margin			1.85%			1.83%			0.02%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2024	Jun 30, 2024	Change
Commercial loans	$234	$227	$7
Total	$234	$227	$7

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Nine Months Ended	September 30, 2024			September 30, 2023			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$135,428	$5,667	5.59%	$105,025	$3,693	4.70%	$30,403	$1,974	0.89%
Mortgage loans for sale	20,042	1,013	6.75	18,315	725	5.29	1,727	288	1.46
Taxable debt securities	1,128,507	20,834	2.47	1,192,536	21,868	2.45	(64,029)	(1,034)	0.02
Nontaxable debt securities	28	1	4.77	—	—	—	28	1	4.77
Total securities	1,128,535	20,835	2.47	1,192,536	21,868	2.45	(64,001)	(1,033)	0.02
FHLB stock	58,890	3,459	7.85	45,605	2,333	6.84	13,285	1,126	1.01
Commercial real estate	2,150,686	103,445	6.42	1,931,196	85,626	5.93	219,490	17,819	0.49
Commercial & industrial	595,564	29,096	6.53	618,415	28,423	6.14	(22,851)	673	0.39
Total commercial	2,746,250	132,541	6.45	2,549,611	114,049	5.98	196,639	18,492	0.47
Residential real estate	2,568,457	79,572	4.14	2,452,088	69,777	3.80	116,369	9,795	0.34
Home equity	305,364	15,769	6.90	293,957	12,355	5.62	11,407	3,414	1.28
Other	18,527	666	4.80	17,685	616	4.66	842	50	0.14
Total consumer	323,891	16,435	6.78	311,642	12,971	5.56	12,249	3,464	1.22
Total loans	5,638,598	228,548	5.41	5,313,341	196,797	4.95	325,257	31,751	0.46
Total interest-earning assets	6,981,493	259,522	4.97	6,674,822	225,416	4.52	306,671	34,106	0.45
Noninterest-earning assets	256,527			259,334			(2,807)
Total assets	$7,238,020			$6,934,156			$303,864
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$533,163	$18,058	4.52%	$385,180	$11,788	4.09%	$147,983	$6,270	0.43%
NOW accounts	709,115	1,168	0.22	781,546	1,177	0.20	(72,431)	(9)	0.02
Money market accounts	1,116,879	32,571	3.90	1,208,436	26,807	2.97	(91,557)	5,764	0.93
Savings accounts	485,665	2,540	0.70	534,784	1,065	0.27	(49,119)	1,475	0.43
Time deposits (in-market)	1,165,370	35,756	4.10	971,333	22,417	3.09	194,037	13,339	1.01
Interest-bearing in-market deposits	4,010,192	90,093	3.00	3,881,279	63,254	2.18	128,913	26,839	0.82
Wholesale brokered demand deposits	—	—	—	5,368	177	4.41	(5,368)	(177)	(4.41)
Wholesale brokered time deposits	558,015	21,870	5.24	579,871	19,931	4.60	(21,856)	1,939	0.64
Wholesale brokered deposits	558,015	21,870	5.24	585,239	20,108	4.59	(27,224)	1,762	0.65
Total interest-bearing deposits	4,568,207	111,963	3.27	4,466,518	83,362	2.50	101,689	28,601	0.77
FHLB advances	1,353,887	50,151	4.95	1,025,788	35,775	4.66	328,099	14,376	0.29
Junior subordinated debentures	22,681	1,213	7.14	22,681	1,132	6.67	—	81	0.47
Total interest-bearing liabilities	5,944,775	163,327	3.67	5,514,987	120,269	2.92	429,788	43,058	0.75
Noninterest-bearing demand deposits	663,355			792,706			(129,351)
Other liabilities	157,268			165,021			(7,753)
Shareholders' equity	472,617			461,442			11,175
Total liabilities and shareholders' equity	$7,238,015			$6,934,156			$303,859
Net interest income (FTE)		$96,195			$105,147			($8,952)
Interest rate spread			1.30%			1.60%			(0.30%)
Net interest margin			1.84%			2.11%			(0.27%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2024	Sep 30, 2023	Change
Commercial loans	$683	$703	($20)
Total	$683	$703	($20)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Tangible Book Value per Share:
Total shareholders' equity, as reported	$502,229	$470,957	$466,920	$472,686	$431,404
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,089	3,295	3,503	3,711	3,919
Total tangible shareholders' equity	$435,231	$403,753	$399,508	$405,066	$363,576

Shares outstanding, as reported	17,058	17,058	17,033	17,031	17,019

Book value per share - GAAP	$29.44	$27.61	$27.41	$27.75	$25.35
Tangible book value per share - Non-GAAP	$25.51	$23.67	$23.45	$23.78	$21.36

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$435,231	$403,753	$399,508	$405,066	$363,576

Total assets, as reported	$7,141,571	$7,184,360	$7,249,124	$7,202,847	$7,183,475
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,089	3,295	3,503	3,711	3,919
Total tangible assets	$7,074,573	$7,117,156	$7,181,712	$7,135,227	$7,115,647

Equity to assets - GAAP	7.03%	6.56%	6.44%	6.56%	6.01%
Tangible equity to tangible assets - Non-GAAP	6.15%	5.67%	5.56%	5.68%	5.11%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Return on Average Tangible Assets:
Net income, as reported	$10,981	$10,815	$10,936	$12,947	$11,161	$32,732	$35,229

Total average assets, as reported	$7,254,566	$7,227,478	$7,231,835	$7,191,575	$7,115,157	$7,238,020	$6,934,156
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,189	3,397	3,604	3,812	4,021	3,396	4,232
Total average tangible assets	$7,187,468	$7,160,172	$7,164,322	$7,123,854	$7,047,227	$7,170,715	$6,866,015

Return on average assets - GAAP	0.60%	0.60%	0.61%	0.71%	0.62%	0.60%	0.68%
Return on average tangible assets - Non-GAAP	0.61%	0.61%	0.61%	0.72%	0.63%	0.61%	0.69%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$10,973	$10,807	$10,924	$12,931	$11,140	$32,732	$35,160

Total average equity, as reported	$485,654	$460,959	$471,096	$436,059	$458,015	$472,617	$461,442
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,189	3,397	3,604	3,812	4,021	3,396	4,232
Total average tangible equity	$418,556	$393,653	$403,583	$368,338	$390,085	$405,312	$393,301

Return on average equity - GAAP	8.99%	9.43%	9.33%	11.77%	9.65%	9.25%	10.19%
Return on average tangible equity - Non-GAAP	10.43%	11.04%	10.89%	13.93%	11.33%	10.79%	11.95%